EXHIT 3.6

        DEAN HELLER
        SECRETARY OF STATE
[LOGO]  204 NORTH CARSON STREET, SUITE 1 CARSON
        CITY, NEVADA 89701-4299
        (775) 684 5708
        WEBSITE: SECRETARYOFSTATE.BIZ


-------------------------------------------------------
|                                                     |
|             Certificate of Amendment                |
|        (PURSUANT TO NRS 78.385 and 78.390)          |
|                                                     |
-------------------------------------------------------

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS

          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.   Name of corporation: EDGETECH INTERNATIONAL, INC.

2. The articles have been amended as follows (provide article numbers, if available):

     Pursuant to NRS 78.385 and 78.390, on April 18, 2006, by the unanimous written consent of the board of directors and the written consent of the holders of a majority of the voting power of the stockholders, the Corporation approved a 100 to 1 reverse stock split of the Corporation's common stock reducing the 4,178,336 outstanding shares of common stock to 41,784 shares of common stock.

     The number of shares of the Corporation's stock authorized in the Corporation's Articles of Incorporation, as amended, was not affected.


3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is:
     2,090,000 of 4,178,366=50.01%

4.   Effective date of filing (optional):


                 (MUST NOT BE LATER THAN 90 DAYS AFTER THE CERTIFICATE IS FILED)


5. Officer Signature (required):                           /s/ Parnas, President

* IF ANY PROPOSED AMENDMENT WOULD ALTER OR CHANGE ANY PREFERENCE OR ANY RELATIVE OR OTHER RIGHT GIVEN TO ANY CLASS OR SERIES OF OUTSTANDING SHARES, THEN THE AMENDMENT MUST BE APPROVED BY THE VOTE, IN ADDITION TO THE AFFIRMATIVE VOTE OTHERWISE REQUIRED, OF THE HOLDERS OF SHARES REPRESENTING A MAJORITY OF THE VOTING POWER OF EACH CLASS OR SERIES AFFECTED BY THE AMENDMENT REGARDLESS OF LIMITATIONS OR RESTRICTIONS ON THE VOTING POWER THEREOF.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate FEES.

                                  Nevada Secretary of State AM 78.365 Amend 2003
                                                            Revised on: 09/29/05